Exhibit 99.1
SAIC Announces Preliminary Unaudited Fourth Quarter and Full Fiscal Year 2026 Financial Results and Updated Fiscal Year 2027 Guidance

RESTON, Va., February 11, 2026 – Science Applications International Corp. (NASDAQ: SAIC), a leading mission integrator supporting defense, space, intelligence and civilian agencies, today announced unaudited preliminary financial results for the fiscal fourth quarter and full fiscal year 2026 and updated its financial guidance for fiscal year 2027. The Company’s announcement of unaudited preliminary financial results and updated guidance was primarily due to recent procurement delays and unfavorable customer award decisions. These items will result in a reduction to expected fiscal year 2026 and 2027 revenue compared to prior guidance.
"While recent dynamics pressure our near-term revenue outlook, we continue to invest to ensure that our solutions directly support what is most impactful to national security and to broader government transformation. We are also improving every stage of our business development and delivery processes by investing in our people, processes, and tools. This includes a bottoms-up enterprise transformation program to increase our investment capacity. I’m confident these efforts will generate more sustained, profitable growth in the coming years,” said Jim Reagan, SAIC’s Interim Chief Executive Officer.
“The revenue pressures we have seen recently are disproportionately within our portfolio of larger and commoditized Enterprise IT programs. Going forward, we will be more selective by focusing on customer opportunities with the potential for technology transformation and execution upside. We’re confident in our ability to return to growth with solid double-digit margins over time. We look forward to discussing these efforts in greater detail on our fourth quarter earnings call in March,” said Prabu Natarajan, SAIC’s Chief Financial Officer. Mr. Natarajan will provide further comments on these dynamics in a presentation at the TD Cowen Aerospace & Defense Conference on February 11 at 4:20 PM ET. The webcast and associated materials can be accessed in the events section of SAIC’s investor relations website.
Preliminary Q4 FY26 and FY26 results
The table below summarizes the company’s current expectations for the full year 2026 financial results for certain key metrics. Revenue results are modestly below prior expectations due to the 2025 government shutdown, adverse weather, and procurement delays. Adjusted EBITDA(1), adjusted EBITDA %(1), adjusted diluted EPS(1), and free cash flow(1) are above prior expectations due to strong execution, improved operational efficiency, and a lower tax rate.

	PRELIMINARY	PRELIMINARY	PRIOR Fiscal Year
	Q4 FY26 Results	FY26 Results	2026 Guidance
Revenue	~$1.745B	~$7.26B	$7.275B - $7.325B
Organic Growth	~(6%)	~(3%)	(2% - 3%)
Adjusted EBITDA(1)	~$180M	~$705M	~$695M
Adjusted EBITDA Margin %(1)	~10.3%	~9.7%	~9.5%
Adjusted Diluted EPS(1)	$2.30 - $2.50	$10.40 - $10.60	$9.80 - $10.00
Free Cash Flow(1)	$330M - $335M	$570M - $575M	>$550M
(1)Non-GAAP measure, please refer below for information about this measure.

Revised FY27 guidance
In addition, the company is updating its financial guidance for fiscal year 2027 which is reflected in the table below. As a result of two recent unfavorable recompete award decisions and unchanged market conditions, the company now expects fiscal year 2027 revenue to organically decline, compared to previous guidance of modest growth. Margin is expected to be higher than the previous guidance due to improved operational efficiency and mix. Adjusted EBITDA(1) is now expected to be lower due to the impact of lower revenue, partially offset by higher margin.

	CURRENT Fiscal Year	PRIOR Fiscal Year
	2027 Guidance	2027 Targets
Revenue	$7.0B - $7.2B	$7.35B - $7.55B
Organic Growth	(4%) - (2%)	0% - 3%
Adjusted EBITDA(1)	$705M - $715M	$725M - $735M
Adjusted EBITDA Margin %(1)	9.9% - 10.1%	9.7% - 9.9%
Free Cash Flow(1)	>$600M	>$600M
(1)Non-GAAP measure, please refer below for information about this measure.
The company expects to report its full fourth quarter and fiscal year 2026 results before the market opens on March 16, 2026, and will host a conference call and webcast to discuss the earnings release at 10:00 a.m. Eastern Time.
Non-GAAP Financial Measures
Adjusted EBITDA is a performance measure that is calculated by taking net income and excluding interest and loss on sale of receivables, provision for income taxes, depreciation and amortization, acquisition, integration, restructuring and impairment costs, and any other material non-recurring costs.
Adjusted Diluted Earnings Per Share ("EPS") is a performance measure that is calculated by taking EPS and excluding the impact of non-recurring transactions and activities that we do not consider to be indicative of our ongoing operating performance.
Free Cash Flow is calculated by taking cash flows provided by operating activities less expenditures for property, plant, and equipment and less cash flows from our Master Accounts Receivable Purchasing Agreement (MARPA Facility) for the sale of certain designated eligible U.S. government receivables.
About SAIC
SAIC® is a premier Fortune 500 mission integrator focused on advancing the power of technology and innovation to serve and protect our world. Our robust portfolio of offerings across the defense, space, civilian and intelligence customers includes secure high-end solutions in mission IT, enterprise IT, engineering services and professional services. We integrate emerging technology, rapidly and securely, into mission critical operations that modernize and enable critical national imperatives.
We are approximately 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.
Media Contact
Darryn James
Director, Media and Brand Reputation
(202) 492-7834
publicrelations@saic.com

Investor Relations Contact
Jon Raviv
Vice President, Investor Relations
(703) 676-4432
investorrelations@saic.com

Forward-Looking Statements
Forward-Looking Statements Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.